For the period ended 12/31/2006                                     Series 25
File No. 811-7852

Sub-Item 77C:  Submission of matters to a vote of security holders
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The definitive  Proxy  Statement used in connection with  USAA  Investment Trust
Special Meeting of Shareholders on July 19, 2006 was filed with the Securities and Exchange Commission on May 26, 2006 and is hereby incorporated by reference.

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The following  proposals and voting results pertain to one or more series within
USAA Investment Trust (the Trust). Shareholders of record on May 26, 2006 were entitled to vote on the proposals shown below. Votes shown for proposal 1 are for the entire series of the Trust. Votes shown for proposal 2 are for USAA Total Return Strategy Fund. All proposals were approved by the shareholders.

PROPOSAL 1
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         Proposal to re-elect Directors:

                                                                  VOTES
         DIRECTORS                          VOTES FOR             WITHHELD
         -----------------------------------------------------------------------

         Richard A. Zucker                 326,660,678           6,558,674

         Barbara B. Dreeben                326,423,871           6,795,482

         Robert L. Mason, Ph.D.            326,749,557           6,469,795

         Michael F. Reimherr               326,757,132           6,462,221

         Christopher W. Claus              326,747,028           6,472,324

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PROPOSAL 2
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         Proposal to approve plans of reorganization:

                             NUMBER OF SHARES VOTING

                                                     FOR          AGAINST      ABSTAIN     BROKER NON-VOTE
      USAA Total Return Strategy Fund            18,734,016       147,833      229,160        1,522,375

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